UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 25, 2011

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-154975	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 23, 2011, Christopher S. Cameron notified TNP Strategic Retail Trust, Inc. (the “Company”) of his resignation as the Chief Financial Officer, Treasurer and Secretary of the Company, effective April 1, 2011. On February 25, 2011, in connection with the Company’s appointment of his successor (as discussed below), Mr. Cameron notified the Company that his resignation as the Chief Financial Officer, Treasurer and Secretary of the Company will take effect on March 14, 2011 (the “Effective Date”), as opposed to April 1, 2011 as previously reported. Mr. Cameron’s resignation as Chief Financial Officer, Treasurer and Secretary of the Company’s advisor, TNP Strategic Retail Advisor, LLC (the “Advisor”) will also take effect on the Effective Date.

On February 25, 2011, the Company appointed James R. Wolford to serve as the Chief Financial Officer, Treasurer and Secretary of the Company and the Advisor, effective as of the Effective Date.

Mr. Wolford, age 56, will be responsible for the administration of finance and accounting matters for both the Company and the Company’s sponsor, Thompson National Properties, LLC. Mr. Wolford has over 30 years of real estate finance, accounting and SEC experience. From April 2010 until joining the Company, Mr. Wolford was Chief Financial Officer of Pacific Office Properties Trust, Inc. (AMEX: PCE). From 2004 until 2010, Mr. Wolford was Chief Financial Officer for Bixby Land Company. Mr. Wolford holds an M.B.A. in Finance and Accounting and a bachelor’s degree from the University of Southern California. Mr. Wolford is a member of the Executive Committee for Lusk Company and is a licensed real estate broker.

Item 7.01	Regulation FD Disclosure.

On March 1, 2011, the Company distributed a business update letter to its stockholders. The full text of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events

On February 25, 2010, the Company’s Board of Directors authorized the Company’s officers to pursue the acquisition of the Craig Promenade, a necessity retail center in North Las Vegas, Nevada. Craig Promenade is comprised of 109,250 square feet which includes 91,750 rentable square feet and two land parcels consisting of 17,500 buildable square feet that can be sold, ground leased or developed. Craig Promenade was constructed in 2005, is 77.5% leased and anchored by Big Lots, a national retailer. Other nationally recognized tenants include Carl’s Jr., Popeyes Louisiana Kitchen and MetroPCS Communications, Inc. An affiliate of Thompson National Properties, LLC has entered into a purchase agreement to acquire Craig Promenade for a substantial discount from the original loan balance on the property. The assignment of the purchase agreement and the acquisition of Craig Promenade by the Company are subject to certain conditions to closing, including obtaining financing and raising sufficient capital in the Company’s ongoing public offering to fund a portion of the purchase price. There is no assurance that the Company will close the acquisition of Craig Promenade.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	TNP Strategic Retail Trust, Inc. letter to stockholders dated March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: March 1, 2011	By:	/s/ Christopher Cameron
Christopher Cameron
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	TNP Strategic Retail Trust, Inc. letter to stockholders dated March 1, 2011